SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): April 21, 2003




               ALPHA HOSPITALITY CORPORATION

     (Exact Name of Registrant as Specified in Charter)





     Delaware                       1-12522              13-3714474
(State or other jurisdiction     (Commission File No.) (IRS Employer
of incorporation)                                        Identification No.)




707 Skokie Boulevard, Suite 600, Northbrook, Illinois         60062
(Address of Principal Exeuctive Offices)                     (Zip Code)



Registrant's telephone number, including area code: (847) 418-3804

Item 5. Other Events

The Planning Board of the Village of Monticello, New York, has determined that there is no basis for revising its earlier environmental findings with respect to the planned casino at Monticello Raceway. The Board issued a Negative Declaration under New York State's Environmental Quality Review Act ("SEQRA") after reviewing an Environmental Assessment Form ("EAF") and supporting documentation that was submitted on January 30, 2003. The Negative Declaration confirms the ability of the project to go forward. Although the Board had issued an earlier Negative Declaration with respect to the project, the EAF was filed to assess the potential cumulative impacts of other recent proposals that have occurred in the area.

As a result of the review, the Board found that the project will not have a significant adverse effect on the environment and that there was no basis for any revision to the Findings Statement issued for the Project by the Board as last amended on October 24, 2000. The site plan, subdivision plan and special permit for the project were first submitted on March 10, 1998, and were amended in 1999 and 2000 after variances for the project were approved by the Board of Zoning Appeals of the Village.

The project is being sponsored by Catskill Development L.L.C. ("Catskill"), which recently announced a letter of intent to consolidate with Alpha Hospitality Corporation (NASDAQ: NY NY) and operate under the new name "Empire Resorts, Inc." ("Empire Resorts"). The requisite number of shareholders has consented to the name change and the company is now doing business under the Empire Resorts name pending the consolidation, which is subject to the completion of definitive agreements and approvals by all parties.

Last week, the Cayuga Nation of New York (the "Cayuga Nation") filed an application with the Department of Interior to approve taking a parcel of land adjacent to the Monticello Raceway into trust for purposes of the casino. Approval of the application requires a determination that the proposed casino site is not detrimental to the surrounding community. The process whereby an Indian Tribe receives approval for lands to be taken into trust for gaming purposes involves extensive reviews, including an environmental review.

In general the Indian Gaming Regulatory Act (the "IGRA"), 25 U.S.C. 2701 et seq. ("IGRA") prohibits gaming on Indian lands that are acquired in trust after October 17, 1988 (the date of enactment of the IGRA). However, the general prohibition does not apply if the Secretary of Interior determines that the gaming establishment "would be in the best interest of the tribe and its members, and would not be detrimental to the surrounding community". The Secretary may make this determination only after consultation with the Indian tribe and appropriate State and local officials, including officials of other nearby Indian tribes. The gaming establishment is permitted only if the Governor of the State in which the gaming activity is to be conducted concurs in the Secretary's determination.

The Bureau of Indian Affairs reviews all applications for taking land into trust under 25 U.S.C. 465 and the related regulations. These require that the application include: 1) a legal survey of the property to be acquired in trust and the current owners of the property, together with an abstract of title or commitment for a title insurance policy and an appraisal of the property, 2) a statement that the land is needed to facilitate tribal economic development, a resolution from the tribe's governing body authorizing the acquisition request and documentation as to the authority for the tribe's actions, 3) a brief summary of the tribe's history, organization and governing practices, 4) a draft Environmental Assessment that complies with the National Environmental Policy Act.

In addition, in to determine whether the acquisition of land for gaming purposes would be in the best interest of the tribe, the application must include information on possible adverse impacts on the tribe and plans for responding to those impacts projections of: 1) income statements, balance sheets, fixed assets accounting and cash flow statements for the gaming enterprise and the tribe covering the term of any management agreement, 2) tribal employment, job training and career development, 3) benefits to the tribe from tourism, the proposed uses of the increased tribal income and the relationship with the surrounding community. The application must also address impacts on the local environment, social structure, infrastructure, services, housing, community character and land use patterns and the impact on the economic development, income and employment of the community. Plans for mitigating adverse impacts, identifying the costs of impacts to the community and sources of revenue to accommodate them must also be provided, together with proposed programs, if any, for compulsive gamblers.

The Company's management believes that the Planning Board's determinations confirm the information provided in the recent Cayuga application. The Bureau of Indian Affairs previously issued a two-part determination with respect to the site in 2000, following an environmental review. Management believes that the Planning Board's recent determinations should assist the Bureau in reviewing the updated environmental information contained in the Cayuga application.

To the extent the content of this report includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that various approvals necessary for consummation of the agreements described herein and required to be obtained from the Bureau of Indian Affairs, the National Indian Gaming Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed projects may not be able to be obtained because of credit factors, market conditions or other contingencies, (iii) the risk that the Cayuga Nation may exercise certain broad rights with regard to termination of the within described agreements
(iv)   the   risk   that  definitive  agreements  with   Catskill
Development LLC and its affiliates are not consummated as contemplated and that the proposed consolidation does not occur,
(v) the risk of non-compliance by various counterparties of the related agreements, and (vi) general risks affecting the Company as described from time to time in it's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.

Please see Press Release attached at Exhibit 99.1.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Exhibits

99.1 Press Release dated April 21, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 21, 2003                      ALPHA HOSPITALITY CORPORATION
                                                   (Registrant)

                                              By: /s/  Scott A. Kaniewski
                                                  Scott A. Kaniewski
                                                  Chief Financial Officer

                                                     EXHIBIT 99.1

               ALPHA HOSPITALITY CORPORATION
                 DBA EMPIRE RESORTS, INC.
                   707 Skokie Boulevard
                         Suite 600
                   Northbrook, IL  60062

Contact:
Charles Degliomini
cdegliomini catskill.net
(646) 495-5253

                                   FOR IMMEDIATE RELEASE


Lead  Agency Confirms Updated Environmental Assessment for Empire
Resort's Cayuga Casino at Monticello Raceway

Northbrook, Illinois - April 21, 2003-The Planning Board of the Village of Monticello, New York, has determined that there is no basis for revising its earlier environmental findings with respect to the planned casino at Monticello Raceway. The Planning Board has issued a Negative Declaration under New York State's Environmental Quality Review Act ("SEQRA") after reviewing an Environmental Assessment Form ("EAF") and supporting documentation that was submitted on January 30, 2003.

 "The Negative Declaration confirms our ability to go forward and is a significant milestone." said Robert Berman, Chairman and CEO
of   Empire  Resorts,  Inc.  (NASDAQ:NYNY*)  "Receiving  this
determination is of paramount importance for the company."

Although  the  Board  had issued an earlier Negative  Declaration with respect to the project, the EAF was filed to assess the potential cumulative impacts of other recent proposals for projects in the area. Work on the new EAS began in October, according to Morad Tahbaz, a Director of Empire Resorts, Inc. who worked extensively on the EAF as President of Company affiliate Catskill Development L.L.C. "The decision of the State Legislature to approve three Indian casinos in the Catskills has generated considerable development activity recently. But it was important to the Cayuga Nation and to the involved federal and State agencies that our environmental assessment be exhaustive and up to date."

"As a result of the review, the Board found that the project will not have a significant adverse effect on the environment and that there was no basis for any revision to the Findings Statement issued for the Project by the Board as last amended on October 24, 2000."

On April 11, 2003, the Cayuga Nation of New York (the "Cayuga Nation") filed an application with the Department of Interior to approve taking a parcel of land adjacent to the Monticello Raceway into trust for purposes of a casino. Approval of the application requires a determination that the proposed casino site is not detrimental to the surrounding community.

The Bureau of Indian Affairs previously issued a two-part determination with respect to the site in 2000, following an environmental review. Management believes that the Planning Board's recent determinations should assist the Bureau in reviewing the updated environmental information contained in the Cayuga application.

The project is being sponsored by Catskill Development L.L.C. ("Catskill"), which recently announced a letter of intent to consolidate with Alpha Hospitality Corporation and operate under the new name "Empire Resorts, Inc." The consolidation is subject to the completion of definitive agreements and approvals by all parties.

Commenting on the importance of the Monticello Raceway site, Mr. Berman concluded, "The Raceway has been designed to accommodate a high volume of visitors for decades. The basic infrastructure is in place. Significantly, Route 17, the main gateway to the Catskills from the New York metropolitan area, was specifically designed to handle a high volume of traffic directly into the Raceway. As a result, this project will help revitalize the Catskills by fitting in, not by reshaping the area."

To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that various approvals necessary for consummation of the agreements described herein and required to be obtained from the Bureau of Indian Affairs, the National Indian Gaming Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed projects may not be able to be obtained because of credit factors, market conditions or other contingencies, (iii) the risk that the Cayuga Nation may exercise certain broad rights with regard to termination of the within described agreements
(iv)   the   risk   that  definitive  agreements  with   Catskill
Development LLC and its affiliates are not consummated as contemplated and that the proposed consolidation does not occur,
(v) the risk of non-compliance by various counterparties of the related agreements, and (vi) general risks affecting the Company as described from time to time in it's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.
                            ###




_______________________________
* Alpha Hospitality Corporation is currently doing business as Empire Resorts, Inc. pending the effective date of a name change approved by its shareholders.